Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the incorporation in this Registration Statement on Form 10, of our report dated September 4, 2015 of Penny Auction Solutions, Inc. relating to the financial statements of Penny Auction Solutions, Inc. for the years ended August 31, 2014 and August 31, 2013, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 4, 2015